UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

2015 Bonuses

On February 18, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Medivation, Inc. (the “Company”) approved cash bonuses for the following officers of the Company  (the “Officers”) pursuant to the 2015 bonus program under the Company’s 2013 Cash Performance Incentive Plan (the “Incentive  Plan”), in recognition of both the level of the Company’s achievement of its corporate goals for 2015 and each such Officer’s contributions towards the achievement of those goals.  The cash bonuses awarded to the Officers are as follows:

Officer	2015 Cash Bonus Amount
David Hung, M.D. President and Chief Executive Officer	$ 1,204,100
Richard Bierly Chief Financial Officer	$ 387,800
Mohammad Hirmand, M.D. Interim Chief Medical Officer	$ 224,000
Joseph Lobacki Chief Commercial Officer	$ 382,000
Andrew Powell[1] General Counsel	$ 224,200

1  Mr. Powell joined the Company on May 27, 2015 and accordingly his bonus reflects his service for 60% of 2015.

2016 Base Salaries

On February 18, 2016, the Committee approved new annual base salaries, effective January 1, 2016, for the Officers in the following amounts:

Officer	2016 Base Salary
David Hung, M.D. President and Chief Executive Officer	$ 910,000
Richard Bierly Chief Financial Officer	$ 481,300
Mohammad Hirmand, M.D. Interim Chief Medical Officer	$ 416,900
Joseph Lobacki Chief Commercial Officer	$ 467,200
Andrew Powell General Counsel	$ 466,200

2016 Bonus Plan

On February 18, 2016, the Committee approved the corporate goals applicable to the 2016 bonus program under the Incentive Plan (the “2016 Bonus Plan”). Depending on the Company’s achievement of the approved goals, participants in the 2016 Bonus Plan are eligible to receive cash bonuses for 2016 equal to up to 200% of their target bonuses as approved by the Committee. The three corporate goals for the 2016 Bonus Plan include U.S. net sales of XTANDI and two clinical development goals. The bonus targets for the Officers pursuant to the 2016 Bonus Plan are as follows:

Officer	Bonus as a Percentage of Base Salary
	Target	Maximum
David Hung, M.D. President and Chief Executive Officer	100%	200%
Richard Bierly Chief Financial Officer	60%	120%
Mohammad Hirmand, M.D. Interim Chief Medical Officer	40%	80%
Joseph Lobacki Chief Commercial Officer	60%	120%
Andrew Powell General Counsel	60%	120%

Equity Awards

On February 18, 2016, the Committee approved the grant of stock options, restricted stock units (“RSUs”) and performance share units (“PSUs”) under the Company’s Amended and Restated 2004 Equity Incentive Award Plan (the “2004 Plan”) to Officers.  The number of shares of the Company’s common stock underlying the grants is set forth in the table below:

Officer	Number of Shares of Common Stock Underlying
	Stock Options	RSUs	PSUs
			Target	Maximum
David Hung, M.D. President and Chief Executive Officer	205,500	49,620	49,620	62,025
Richard Bierly Chief Financial Officer	51,380	12,400	16,350	20,438
Mohammad Hirmand, M.D. Interim Chief Medical Officer	38,530	9,300	11,580	14,475
Joseph Lobacki Chief Commercial Officer	38,530	9,300	13,190	16,488
Andrew Powell General Counsel	38,530	9,300	11,580	14,475

The grant date of the stock options, determined in accordance with the Company’s Equity Award Policy, will be February 29, 2016. One-fourth of the shares subject to the stock options will vest and become exercisable on the first anniversary of the grant date, and the remaining three-fourths of the shares will vest monthly over the three years thereafter, subject to continued service. The stock options will have an exercise price equal to the fair market value of the Company’s common stock on the grant date, as determined in accordance with the terms of the 2004 Plan.

The grant date of the RSUs was February 18, 2016.  The RSUs will vest over three years with 1/3 of the shares vesting in three substantially equal installments on March 4, 2017, March 4, 2018, and March 4, 2019, subject to continued service.

The grant date of the PSUs was February 18, 2016.  The PSUs vest upon achievement of certain revenue targets for the Company’s fiscal year 2017 and clinical development milestones.

The description of the stock options contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Stock Option Grant Notice and Stock Option Agreement for use in connection with the grant of the stock options, which were filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2015.

The description of the RSUs contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Unit Grant Notice and Agreement for use in connection with the grant of the restricted stock units, which will be filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around February 25, 2016.

The description of the PSUs contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Performance Share Unit Grant Notice and Agreement for use in connection with the grant of the performance share unit, which will be filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around February 25, 2016.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 19, 2016, the Company implemented a revised Code of Business Conduct and Ethics reflecting updates intended to enhance the Code’s readability and increase its focus on issues relevant to a commercial stage pharmaceutical company such as the Company. A copy of the revised Code of Business Conduct and Ethics is available in the “Investor Relations” section of the Company’s website at www.medivation.com. Information found on, or accessible through, the Company’s website is not a part of, and is not incorporated into, this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: February 23, 2016	By:	/s/ Andrew Powell
Andrew Powell General Counsel